Exhibit 99.3

Contacts:

Media	Investor Relations
Robert C. Ferris	Mark Macaluso
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL ANNOUNCES REDEMPTION OF NOTES

MORRIS PLAINS, N.J., November 1, 2016 – Honeywell International Inc. (“Honeywell” or the “Company”) (NYSE: HON) today announced that it has delivered a notice of redemption to the holders of the outstanding 5.30% Senior Notes due 2017 (the “2017 Notes”), 5.30% Senior Notes due 2018 (the “2018 Notes”) and 5.00% Senior Notes due 2019 (the “2019 Notes,” and together with the 2017 Notes and the 2018 Notes, the “Notes”) that were not validly tendered in Honeywell’s previously announced cash tender offer, as set forth in the table below.

Title of Security	CUSIP	Aggregate Principal Amount to be Redeemed[1]

5.30% Senior Notes due 2017	438516AS5	$254,679,000

5.30% Senior Notes due 2018	438516AX4	$639,656,000

5.00% Senior Notes due 2019	438516AZ9	$660,206,000

The redemption date will be December 1, 2016. The “make-whole premium” redemption price will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes discounted to the redemption date, on a semiannual basis, at a rate equal to the sum of the applicable Treasury Rate (as defined in the Notes) plus 15 basis points with respect to the 2017 Notes, 25 basis points with respect to the 2018 Notes and 35 basis points with respect

1 In the event that certain notes that are expected to be tendered and accepted for payment on November 3, 2016 under guaranteed delivery procedures pursuant to Honeywell’s previously announced cash tender offer are not so tendered, such notes will be redeemed, and, for assumption purposes, are included in the table above under aggregate principal amount to be redeemed.

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Tender Results - 2

to the 2019 Notes. Accrued interest will be paid to but excluding the redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

On the redemption date, the “make-whole premium” redemption price will become due and payable. Interest on the Notes will cease to accrue on and after the redemption date. Payment of the “make-whole premium” redemption price plus accrued interest will be made upon presentation and surrender of the Notes at the principal payment office of the trustee:

DB Services Americas, Inc.

MS: JCK01-0218

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

Honeywell intends to fund the amounts necessary to redeem the remaining outstanding Notes with a portion of the proceeds from its previously announced offering of unsecured senior notes.

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials. For more news and information on Honeywell, please visit www.honeywell.com/newsroom. Reference to Honeywell’s website is made as an inactive textual reference, and the information contained on such website is not incorporated by reference into this press release.

This news release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

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